                                    FORM 8-K

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                          of the Securities Act of 1934

         Date of Report (Date of earliest event reported)  June 11, 1996





                       AMERICAN ENTERTAINMENT GROUP, INC.
             (Exact Name of Registrant as Specified in its Charter)





     COLORADO                      0-22174             83-0277375
     (State or Other               (Commission         IRS Employer
     Jurisdiction of               File Number)        Identification No.)
     Incorporation
     or Organization)





                           160 Bedford Road, Suite 306
                        Toronto, Ontario, Canada M5R 2K9
               (Address of Principal Executive Offices, Zip Code)


                                (416) 920-1919
              (Registrant's telephone number, including area code)


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                                    FORM 8-K
                                 CURRENT REPORT
                         Pursuant to Section 13 or 15(d)
                          of the Securities Act of 1934

Item 1.   CHANGES IN CONTROL OF REGISTRANT.
          Not Applicable

Item 2.   ACQUISITION OR DISPOSITION OF ASSETS.
          See Item 5 herein.

Item 3.   BANKRUPTCY OR RECEIVERSHIP.
          Not Applicable

Item 4.   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.
          Not Applicable

Item 5.   OTHER EVENTS
          On June 10, 1996, the Registrant entered into a letter of intent to acquire all of the assets of 3G VideoCassette Corporation, a private California company (3G). 3G is in the video reproduction and marketing business. The Registrant will pay a total of $1,500,000US for the assets, with the sum of $750,000 in cash or assumption of existing bank debt and the sum of $750,000 in common stock of the Registrant. The amount of common stock to be issued will be valued based upon the average trading offered price per share for the twenty days prior to closing. The current management of 3G will become a part of the Registrant's operations and will agree to sign non-compete agreements. The definitive agreement and closing, which are subject to due diligence by both parties, a fairness opinion as to the assets, and appropriate Board of Directors and regulatory approvals, are anticipated to take place by June 30th and September 15th, respectively.

Item 6.   RESIGNATION OF REGISTRANT'S DIRECTORS.
          Not Applicable

Item 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS. Not Applicable

Item 8.   CHANGE IN FISCAL YEAR.
          Not Applicable


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                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                         AMERICAN ENTERTAINMENT GROUP, INC.




                          By:         /s/ Joel Wagman
                             ------------------------------------
                                         Joel Wagman
                                           Chairman



Dated: June 11, 1996